Exhibit 99.02

Southern Company

Financial Highlights

(In Millions of Dollars Except Earnings Per Share)

	3 Months Ended December		Year-to-Date December
	2007	2006	2007	2006
Consolidated Earnings–As Reported	(Notes)	(Notes)	(Notes)	(Notes)
(See Notes)
Traditional Operating Companies	$202	$170	$1,584	$1,463
Southern Power	8	27	132	124
Total	210	197	1,716	1,587
Synthetic Fuels	8	6	61	12
Parent Company and Other	(14)	(15)	(43)	(26)
Net Income - As Reported	$204	$188	$1,734	$1,573

Basic Earnings Per Share - (See Notes)	$0.27	$0.25	$2.29	$2.12

Average Shares Outstanding (in millions)	762	745	756	743
End of Period Shares Outstanding (in millions)			763	747

	3 Months Ended December		Year-to-Date December
	2007	2006	2007	2006
Consolidated Earnings–Excluding Synfuels
(See Notes)
Net Income - As Reported	$204	$188	$1,734	$1,573
Less: Synthetic Fuels	(8)	(6)	(61)	(12)
Net Income–Excluding Synthetic Fuels	$196	$182	$1,673	$1,561

Basic Earnings Per Share–Excluding Synfuels	$0.26	$0.25	$2.21	$2.10

Notes

- For the fourth quarter and year-to-date 2007, diluted earnings per share was not more than 1 cent per share.

- Tax credits associated with Southern Company's synthetic fuel investments expired December 31, 2007 and will not contribute to Southern Company's earnings and earnings per share after 2007.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.